Exhibit 99.6

STRONGBRIDGE BIOPHARMA PLC

FORM OF PROXY

COURT MEETING OF THE SCHEME SHAREHOLDERS

ON SEPTEMBER 8, 2021 AT 12:00 P.M. (EASTERN TIME IN THE U.S) (5:00 P.M. IRISH TIME)

AT 900 NORTHBROOK DRIVE, SUITE 200, TREVOSE, PENNSYLVANIA 19053, UNITED STATES OF AMERICA

This proxy is solicited by the Board of Directors

The Irish High Court has fixed 5:00 p.m. (Eastern Time in the U.S), on July 27, 2021 as the record date for determination of shareholders entitled to receive notice of and to attend, speak and vote at the Court Meeting of the Scheme Shareholders (as defined in the proposed scheme of arrangement referred to in the Notice convening the meeting to which this Form of Proxy relates) convened by order of the Irish High Court pursuant to Section 450(3) of the Companies Act 2014 (the “Court Meeting”). Only shareholders of record at 5:00 p.m. (Eastern Time in the U.S.) on July 27, 2021 will be entitled to receive notice of and to attend, speak and vote at the Court Meeting or any adjournment thereof. Your attention is directed to the proxy statement for more complete information regarding the matters to be acted upon at the Court Meeting.

The Board of Directors recommends that you vote “FOR” the proposed resolution.

The proxy statement is available at investors.strongbridgebio.com.

Shareholders in Ireland may participate in the Court Meeting by audio link at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

You may vote the shares in person at the Court Meeting. Whether or not you plan to attend the Court Meeting, we encourage you to vote the shares (i) by accessing the internet site [internet site to be inserted] up until 12:30 p.m. (Eastern Time in the U.S.) (5:30 p.m. Irish Time) on September 6, 2021, (ii) by calling the toll-free telephone number [toll free number to be inserted] to submit your proxy up until 12:30 p.m. (Eastern Time in the U.S.) (5:30 p.m. Irish Time) on September 6, 2021, or (iii) by marking, dating and signing this proxy card and returning it in the accompanying postage paid envelope as quickly as possible, to be received by 12:30 p.m. (Eastern Time in the U.S.) (5:30 p.m. Irish Time) on September 6, 2021. This proxy card can also be handed to the Chairperson of the Court Meeting, before the start of the Court Meeting.

A shareholder entitled to attend and vote is entitled, using the form provided (or the form in Section 184 of the Companies Act 2014), to appoint one or more proxies to attend, speak and vote instead of him or her at the Court Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than the persons indicated below, please contact our Corporate Secretary by writing to Strongbridge Biopharma plc, Corporate Secretary, 900 Northbrook Drive, Suite 200, Trevose, PA 19053, and also note that your nominated proxy must attend the Court Meeting in person in order for your shares to be cast.

The proxy when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted at the discretion of the Chairperson of the Court Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

STRONGBRIDGE BIOPHARMA PLC

The Board of Directors recommends you vote FOR the following:

1.	Approve the scheme of arrangement

FOR	AGAINST	ABSTAIN
☐	☐	☐

The signatory (or signatories) hereto acknowledge(s) receipt of the Notice of Court Meeting and the accompanying proxy statement and, revoking any proxy or voting instructions previously given, hereby appoint Richard S. Kollender and Stephen J. Long or any of them as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them individually to represent and vote at the Court Meeting (and any adjournments thereof) all of the ordinary shares held by the undersigned at 5:00 p.m. (Eastern Time in the U.S.) on July 27, 2021, in each case as indicated above.

Signature 1

Signature 2 (if held jointly)

Date:	, 2021

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or attorney or under its common seal.

STRONGBRIDGE BIOPHARMA PLC

FORM OF PROXY

EXTRAORDINARY GENERAL MEETING

ON SEPTEMBER 8, 2021 AT 12:30 P.M. (EASTERN TIME IN THE U.S.) (5:30 P.M. IRISH TIME)*

AT 900 NORTHBROOK DRIVE, SUITE 200, TREVOSE, PENNSYLVANIA 19053, UNITED STATES OF AMERICA

*(or, if later, as soon as possible after the conclusion or adjournment of the Court Meeting)

This proxy is solicited by the Board of Directors

The Board of Directors has fixed 5:00 p.m. (Eastern Time in the U.S), on July 27, 2021 as the record date for determination of shareholders entitled to receive notice of and to attend, speak and vote at the Extraordinary General Meeting. Only shareholders of record at 5:00 p.m. (Eastern Time in the U.S), on July 27, 2021 will be entitled to receive notice of and to attend, speak and vote at the Extraordinary General Meeting or any adjournment thereof. Your attention is directed to the proxy statement for more complete information regarding the matters to be acted upon at the Extraordinary General Meeting.

The Board of Directors recommends that you vote “FOR” Proposals 1,2,3,4,5 and 6.

The proxy statement is available at investors.strongbridgebio.com.

Shareholders in Ireland may participate in the Extraordinary General Meeting by audio link at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

You may vote the shares in person at the Extraordinary General Meeting. Whether or not you plan to attend the Extraordinary General Meeting, we encourage you to vote the shares (i) by accessing the internet site [internet site to be inserted] up until 12:30 p.m. (Eastern Time in the U.S.) (5:30 p.m. Irish Time) on September 6, 2021, (ii) by calling the toll-free telephone number [toll free number to be inserted] to submit your proxy up until 12:30 p.m. (Eastern Time in the U.S.) (5:30 p.m. Irish Time) on September 6, 2021, or (iii) by marking, dating and signing this proxy card and returning it in the accompanying postage paid envelope as quickly as possible, to be received by 12:30 p.m. (Eastern Time in the U.S.) (5:30 p.m. Irish Time) on September 6, 2021.

A shareholder entitled to attend and vote is entitled, using the form provided (or the form in section 184 of the Companies Act 2014), to appoint one or more proxies to attend, speak and vote instead of him or her at the Extraordinary General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than the person indicated below, please contact our Corporate Secretary by writing to Strongbridge Biopharma plc, Corporate Secretary, 900 Northbrook Drive, Suite 200, Trevose, PA 19053, and also note that your nominated proxy must attend the Extraordinary General Meeting in person in order for your shares to be cast.

The proxy when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted at the discretion of the Chairperson of the Extraordinary General Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

STRONGBRIDGE BIOPHARMA PLC

The Board of Directors recommends you vote FOR the following:

1.

Ordinary Resolution: Approve the scheme of arrangement and authorize the directors of Strongbridge Biopharma plc to take all such actions as they consider necessary or appropriate for carrying the scheme of arrangement into effect.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.

Special Resolution: Approve the cancellation of any Strongbridge Biopharma plc ordinary shares in issue at 10:00 p.m., Irish time, on the day before the Irish High Court hearing to sanction the scheme (excluding, in any case, any Strongbridge Biopharma plc ordinary shares which are held from time to time by Xeris Pharmaceuticals, Inc., Xeris Biopharma Holdings, Inc., or any other subsidiary of Xeris Pharmaceuticals, Inc., if any).

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.

Ordinary Resolution: Authorize the directors of Strongbridge Biopharma plc to apply the reserve arising in the books of account of Strongbridge Biopharma plc as a result of the cancellation of the Cancellation Shares (as defined in the scheme of arrangement) to allot and issue new Strongbridge Biopharma plc ordinary shares, fully paid up, to Xeris Biopharma Holdings, Inc. and/or its nominee(s) in connection with effecting the scheme.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.

Special Resolution: Amend the articles of association of Strongbridge Biopharma plc so that any ordinary shares of Strongbridge Biopharma plc that are issued on or after the Voting Record Time (as defined in the scheme of arrangement) to persons other than Xeris Biopharma Holdings, Inc. or its nominee(s) will either be subject to the terms of the scheme or will be immediately and automatically acquired by Xeris Biopharma Holdings, Inc. and/or its nominee(s) for the scheme consideration.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	Ordinary Resolution: Approve, on a non-binding, advisory basis, specified compensatory arrangements between Strongbridge Biopharma plc and its named executive officers relating to the transaction.

FOR	AGAINST	ABSTAIN
☐	☐	☐

6.

Ordinary Resolution: Approve any motion by the Chairperson to adjourn the extraordinary general meeting, or any adjournments thereof, to solicit additional proxies in favor of the approval of the resolutions if there are insufficient votes at the time of the extraordinary general meeting to approve resolutions 1 through 4.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The signatory (or signatories) hereto acknowledge(s) receipt of the Notice of Extraordinary General Meeting and the accompanying proxy statement and, revoking any proxy or voting instructions previously given, hereby appoint Richard S. Kollender and Stephen J. Long or any of them as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them individually to represent and vote at the Extraordinary General Meeting (and at any adjournments thereof) all of the ordinary shares held by the undersigned at 5:00 p.m. (Eastern Time in the U.S.) on July 27, 2021, in each case as indicated above.

Signature 1

Signature 2 (if held jointly)

Date:	, 2021

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or attorney or under its common seal.